Exhibit 10.1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

LICENSE AGREEMENT

This License Agreement, effective as of September 20, 2005 (the “Effective Date”), is made by and between STANDARD & POOR’S (“S&P”), a division of The McGraw-Hill Companies, Inc., a New York corporation having an office at 55 Water Street, New York, New York 10041, and the CHICAGO MERCANTILE EXCHANGE Inc. (“CME”), a Delaware corporation having an office at 20 South Wacker Drive, Chicago, Illinois 60606.

RECITALS:

WHEREAS, S&P compiles, calculates, maintains and owns rights in and to the various stock indices listed in Appendix 1 to this Agreement and to the proprietary data contained therein; and

WHEREAS, the S&P Stock Indices include the S&P 500/CITIGROUP Growth Index and the S&P 500/CITIGROUP Value Index which S&P and CITIGROUP, Inc. (“CITIGROUP”) together compile, calculate, maintain and own rights in; and

WHEREAS, S&P uses in commerce and has trade name and trademark rights to the designations listed in Appendix 2 to this Agreement, including the designations “S&P 500/CITIGROUP Growth Index” and “S&P 500/CITIGROUP Value Index” which S&P uses with CITIGROUP’s permission; and

WHEREAS, CME wishes to use the S&P Stock Indices and S&P Marks in connection with: (1) creating, issuing, listing, trading, clearing, marketing, and promoting Futures Contracts and Options on Futures Contracts and activities related thereto; and (2) making disclosure about such Contracts under applicable laws, rules and regulations in order to identify that S&P is the source of the S&P Stock Indices, pursuant to the terms and conditions hereinafter set forth; and

WHEREAS, S&P wishes to license CME to use the S&P Stock Indices and the S&P Marks for the purposes stated above and wishes, and has the right (with CITIGROUP’s consent), to license the S&P/CITIGROUP Indices and S&P/CITIGROUP Marks to third parties, such as CME; and

WHEREAS, the current license relationship between CME and S&P is set forth in a license agreement dated September 24, 1997, as amended (the “1997 Agreement”); and

WHEREAS, the parties wish to (i) modify and extend their license relationship on the terms and conditions set forth herein, and (ii) supersede and replace all prior agreements with regard to the subject matter of this License Agreement;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is agreed as follows:

1.	DEFINITIONS. For purposes of this License Agreement, the following definitions shall apply:

(a) “Agreement” shall mean this License Agreement.

(b) “CFTC” shall mean the Commodity Futures Trading Commission, as from time to time constituted or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties assigned to it under the Commodity Exchange Act, as amended, then the body performing such duties at such time.

(c) “CME Substitute Contracts” shall have the meaning ascribed in Section 8 of this Agreement.

(d) “CME Substitute Index” shall have the meaning ascribed in Section 8 of this Agreement.

(e) “Competitive Contract” shall mean a Contract based upon a Competitive Index.

(f) “Competitive Index” shall mean the ***** or any index other than an index for which CME pays S&P a license fee: (1) in which ***** or more of the ***** are also ***** of an S&P Index that is licensed to CME on an exclusive basis, and which has ***** to such S&P Index for the ***** period immediately prior to the Launch Date and each Launch Anniversary Date, as applicable; and (2) the ***** of which include ***** or more of the ***** of an S&P Stock Index that is licensed to CME on an exclusive basis, and which has ***** to such S&P Index for the ***** period prior to the Launch Date and each Launch Anniversary Date, as applicable.

(g) “Competitive Market” shall mean (1) an organized, regulated derivatives market that is subject to regulation as a designated contract market regulated by the CFTC or under a comparable international regulatory structure that employs a central counter-party model offers for trading products that would be Futures Contracts under this Agreement (for example, without limitation, CBOT, CBOE, Eurex, Euronext-Liffe, SGX, Tokyo Stock Exchange, Korea Exchange) or (2) an entity that offers electronic trading in futures look-alike products (meaning highly-standardized products for future settlement or delivery) and that has obtained a recognized status or formal exemptive or no-action relief from the CFTC in order to offer such products for trading to U.S. customers.

(h) “Confidential Information” shall have the meaning ascribed to it in Section 12(b) of this Agreement.

(i) “Contract” shall mean a Futures Contract or Option Contract that utilizes a single S&P Stock Index hereunder.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(j) “Emerging Indices” shall include indices that are not based on developed indices. Emerging Indices include but are not limited to: 1. indices based on geographically emerging markets (a “China” index or a “Middle East” index); 2. indices that are constructed in novel or unique ways that are unfamiliar to most market participants (for example, a new index construction that relies on the prices of intervening instruments might be an emerging index, especially if there are no commonly-traded products using the index at the time it is offered to CME); and 3. indices based on underlying products that have not developed liquid trading in the direct market for the products of which the index is composed (for example, an index composed of prices of new and illiquid ETFs).

(k) “ETF” shall mean: a pooled investment vehicle, trust, investment company or other collective or commingled investment vehicle (including, but not limited to, an issuer registered under the U.S. Investment Company Act of 1940), that has the following characteristics: (i) the ETF issues, sells, and redeems blocks of shares or other interests, which blocks are sometimes referred to as “creation units”; (ii) the shares, units or similar interests thereof are listed on an exchange; and (iii) the investment objective thereof is to own a basket of stocks and/or other financial instruments (such as futures, options, and other derivative contracts) in an attempt to replicate substantially the price and dividend performance of the stocks represented by a single index, such as an S&P Stock Index.

(l) “Futures Contracts” shall mean: (1) all instruments: (A) the trading of which is within the exclusive jurisdiction of CFTC (assuming for this purpose that the instruments were traded in the United States regardless of where they are actually traded), (B) which are regulated by the CFTC as futures contracts (assuming for this purpose that such instruments were traded in the United States regardless of where they are actually traded), and (C) which CME has the authority to trade under its articles, by-laws, and rules; and (2) those instruments which, as of September 24, 1997, meet all of the requirements specified in clause (1) of this Subsection (l) but subsequent to September 24, 1997 fail to meet the requirements of clause (1)(A) of this Subsection (l) solely because another U.S. regulatory authority (in addition to, or in substitution of, the CFTC) is given regulatory jurisdiction over such instruments.

(m) “Indexed Contracts” shall mean (1) Futures Contracts the final settlement price of which is calculated using one or more values of an S&P Stock Index and (2) Option Contracts on such Futures Contracts. Indexed Contracts include, without limitation, S&P ETF Contracts.

(n) “Launch Date” shall mean the first day that a Contract begins trading on the CME.

(o) “Launch Anniversary Date” shall mean each ***** anniversary of a Launch Date.

(p) “Normalized Volume” shall be calculated by applying the formula specified in item 3 of Appendix 6 attached hereto.

(q) “Notional Value” of a Contract shall mean (a) where the final settlement value of such Contract uses the level of an S&P Stock Index, the product of the multiplier of such Contract and the closing value of the underlying index on the date of calculation and (b) where the final settlement value of such Contract uses the price of an S&P Index ETF share, the product of the

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

number of such S&P Index ETF shares included in such Contract and the price of such S&P Index ETF share on the date of calculation.

(r) “Option Contract” shall mean an option to purchase or sell Futures Contracts. An Option Contract shall not include a contract that satisfies both of the following criteria: (i) it was a security under the Securities Exchange Act of 1934, as amended as of December 1, 1990, and (ii) it was not an option on a future under the Commodities Exchange Act, as amended as of December 1, 1990.

(s) “S&P Affected Contract” shall have the meaning set forth in Section 5(g).

(t) “S&P/CITIGROUP Indices” shall mean the S&P 500/CITIGROUP Growth Index and the S&P 500/CITIGROUP Value Index.

(u) “S&P/CITIGROUP Marks” shall mean the designations “S&P 500/CITIGROUP Growth Index” and “S&P 500/CITIGROUP Value Index.”

(v) “S&P ETF Contracts” shall mean all Futures Contracts and Option Contracts on such Futures Contracts, that use an S&P Index ETF as their sole underlying interest and that were under the joint jurisdiction of the SEC and CFTC as of February 18, 2005, including any such contract that is a security future as such term is currently defined in Section 1a(31) of the Commodity Exchange Act (CEA).

(w) “S&P Index ETF” means an ETF as to which the sole underlying index is an S&P Stock Index.

(x) “S&P Marks” shall mean the designations listed in Appendix 2 to this Agreement.

(y) “S&P Stock Indices” shall mean the stock indices listed in Appendix 1 to this Agreement.

(z) “Sector-based Indices” shall include indices that are target to a specific business sector. Sector-based Indices include but are not limited to: S&P Energy Stock Price Index, S&P Financial Stock Price Index, S&P High Technology Stock Price Index, S&P Public Utility Stock Price Index, S&P Consumer Staple Stock Price Index, S&P Transportation Stock Price Index, S&P Energy Stock Price Index, S&P Financial Stock Price Index, S&P High Technology Stock Price Index, S&P High Technology Stock Price Index, S&P Public Utility Stock Price Index, S&P Public Utility Stock Price Index, S&P Consumer Staple Stock Price Index, S&P Consumer Staple Stock Price Index, S&P Transportation Stock Index and S&P Transportation Stock Price Index.

(z) “Total Volume” shall mean the total volume of all Indexed Contracts that utilize the S&P 500 Index, plus the Total Normalized Volume (as defined in Appendix 6) in the Competitive Contract.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

2.	GRANT OF LICENSE.

(a) General. Subject to the terms and conditions of this Agreement, S&P hereby grants to CME worldwide licenses: (1) to use the S&P Stock Indices solely in connection with creating, issuing, listing, trading, clearing, marketing, and promoting Indexed Contracts; and (2) to use and refer to the S&P Marks in connection with creating, issuing, listing, trading, clearing, marketing, and promoting Indexed Contracts and with making such disclosures about Indexed Contracts as CME deems necessary or desirable under any applicable federal or state laws, rules or regulations or under this Agreement in order to indicate the source of the S&P Stock Indices.

(b) Electronic Trading System Rights. The licenses granted to CME by this Agreement extend to the trading of Indexed Contracts at CME and also on any electronic trading system on which CME offers its products for trading, but only to the extent that the Indexed Contracts traded on such electronic trading system are cleared by CME.

(c) Index Value Dissemination Rights. Subject to the terms and conditions of this Agreement, S&P further grants to CME a non-exclusive worldwide license to disseminate, at CME’s sole expense, the S&P Stock Indices, in real-time, internally, via the GLOBEX system and to and through third-party communications vendors, for information purposes, pursuant to and subject to the terms and conditions set forth in Appendix 7.

(d) Limited Licenses. CME acknowledges that the S&P Stock Indices (except for the S&P/CITIGROUP Indices) and the S&P Marks (except for the S&P/CITIGROUP Marks) are the exclusive property of S&P, that S&P has and retains all proprietary rights therein (including, but not limited to, trademarks and copyrights), and that the S&P Stock Indices (except for the S&P/CITIGROUP Indices) and their compilation and composition and changes therein are in the complete control and discretion of S&P. CME acknowledges that the S&P/CITIGROUP Indices and the S&P/CITIGROUP Marks are the exclusive property of S&P and CITIGROUP, that S&P and CITIGROUP have and retain all proprietary rights therein (including, but not limited to, trademarks and copyrights) and that the S&P/CITIGROUP Indices and their compilation and composition and changes therein are in the complete control and discretion of S&P and CITIGROUP. Except as otherwise specifically provided herein, S&P reserves all rights to the S&P Stock Indices and the S&P Marks which are not expressly licensed hereunder and this Agreement shall not be construed to transfer to CME any right to, or interest in, the S&P Stock Indices or the S&P Marks, or in any copyright, trademark or proprietary right pertaining thereto.

(e) Licensing of Additional S&P Stock Indices. Unless otherwise agreed by the parties in writing, this Agreement shall govern any and all licenses to S&P Stock Indices (whether newly created by S&P or resumed after discontinuation) and S&P Marks granted by S&P to CME during the term of this Agreement. Upon the granting by S&P to CME of any such license, Appendix 1 and 2 to this Agreement shall be amended accordingly.

(f) Restrictions on Indexed Contracts. Aside from S&P’s limited approval rights provided below, there will be no restrictions placed on how CME structures Indexed Contracts or how

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

CME offers Indexed Contracts for trading, except as specifically described below with respect to novel settlement methodology and product construction and certain other types of Indexed Contracts. For example, CME may structure an Indexed Contract that is a Futures Contract based upon a combination of S&P Stock Indices. CME may also offer separate Indexed Contracts on different S&P Stock Indices and facilitate spread trading among them through special quoting or pricing mechanisms. For the avoidance of doubt, CME may continue to offer Indexed Contracts for trading through any trading or quoting mechanism that CME offers today, including quoting based on volatility, without limitation of any trading or quoting mechanisms that CME may offer in the future. CME may offer spread trading that results in multiple Indexed Contracts being traded and CME collecting fees for those Indexed Contracts and in such event, S&P will be paid license fees for each of those Indexed Contracts as if each Indexed Contract had traded separately. If CME lists a spread product reflecting an interest in multiple Indexed Contracts as a separate instrument such that one Indexed Contract is traded and CME collects fees for one Indexed Contract, S&P will be paid a license fee for one Indexed Contract at the highest per-Contract rate that would apply to any included Indexed Contract.

If an Indexed Contract developed by CME or a third party uses a novel settlement methodology or novel construction, then:

(1) to the extent that the ultimate settlement value that uses an S&P Stock Index value (the “S&P Settlement Value”) constitutes protectible intellectual property, S&P shall own the settlement value, which shall be exclusively licensed to CME under this Agreement, and S&P shall be paid the applicable fee for each trade of such Indexed Contract.

(2) to the extent that the methodology or product construction is CME’s development and constitutes protectible intellectual property, CME shall own the intellectual property rights in the methodology and product construction.

(3) nothing in this Agreement shall give CME the right to license a third party to use the S&P Settlement Value in conjunction with the CME methodology or product construction, nor shall it give S&P the right to license a third party to use the CME methodology or product construction (or the settlement value that results from the use of it).

(4) CME shall obtain S&P’s prior approval before launching an Indexed Contract that employs a novel settlement methodology or product construction, which approval may only be withheld if S&P reasonably concludes that the proposed Indexed Contract presents (i) a legal or regulatory risk to S&P, (ii) a risk of tarnishing S&P’s business reputation by virtue of its presumed association with an Indexed Contract, including where an S&P Index value might be combined with an index value of a competitor to S&P, or (iii) without limitation of S&P’s right of review under Section 10(a) of this Agreement, a risk to S&P’s rights in the S&P Marks that is caused by CME’s proposed name for the Indexed Contract. In addition, with respect to any proposed Indexed Contract that is calculated using one or more values of an S&P Stock Index in combination with an index or indices of index providers other than S&P, regardless of whether it constitutes a novel settlement methodology or product construction, S&P’s

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

prior approval, subject to the same conditions as set forth in this subsection 2(f)(4), shall be required.

A settlement methodology or product construction shall be considered “novel” for purposes of this section if it is a methodology or construction that was not used in any product listed for trading on a global exchange on or before the Effective Date.

(5) With respect to so-called “TRAKRS” products that as of the Effective Date trade on CME and that are calculated using one or more values of an S&P Stock Index, the parties acknowledge and agree that, beginning as of the Effective Date, they are Indexed Contracts for purposes of this Agreement, including without limitation Section 5 hereof. With respect to any new TRAKRS products, or any other product that is an Indexed Contract hereunder that is issued or sponsored by a third party, CME agrees that such third party shall be required, to the extent required by law, to obtain a license or other authorization from S&P to use the relevant S&P Stock Index and S&P Marks in connection with that product before that product may be listed on CME.

(g) CBOE-S&P License. Notwithstanding Section 2(f), CME will not list for trading Indexed Contracts that are exclusively licensed by S&P to CBOE/CFE under Amendment No. 6 to the S&P-CBOE license agreement during the term of that amendment, in that CME shall not use the S&P 500 or S&P 100 Indices to derive, maintain, publish, calculate or disseminate a Volatility Index, Variance Indicator or BuyWrite Index (as defined therein), or the S&P Marks, in connection with the creation, issuance, exercise of an investment product of any kind or character whatsoever, including without limitation Futures Contracts or Option Contracts. The limitations of this Subsection 2(g) shall not apply if CME is providing services to CBOE or other party duly licensed by S&P with that party’s consent. CME agrees not to dispute under the 1997 Agreement, and to “grandfather” under this Agreement, the exclusive rights that S&P granted to CBOE relating to the listing of certain futures products that use the S&P 500 index as described in Amendment No. 6 to the S&P-CBOE license provided to CME. In consideration for this, S&P agrees to pay CME *****. CME relinquishes any claim to list Indexed Contracts that use an S&P 500 variance, volatility or buy-write index to the extent that such products are granted exclusively to CBOE under its S&P license during the term of that license. For the avoidance of doubt, this protection of CBOE’s rights does not limit the pricing or quoting mechanisms through which CME offers allowed Indexed Contracts for trading, including, without limitation, quoting based on volatility. The rights grandfathered to CBOE are non-transferable. Those rights shall revert to CME upon the expiration or termination of the grant to CBOE to the extent that those rights are otherwise granted to CME in this Agreement. CME agrees to make no claim that this Agreement grants CME the right to list Indexed Contracts that use CFE’s proprietary indices, such as the VIX, or any other proprietary indices of a third party.

(h) S&P ETF Contracts. All S&P ETF Contracts shall be based on an underlying amount of 100 shares of the relevant S&P Index ETF. However, if the value of such share is decreased by 30% or more from its value when the corresponding S&P ETF Contract was first launched, CME may increase the number of ETF shares in the S&P ETF Contract in order to approximate the original Notional Value of the Contract. Such an increase may be made in 100 share increments or other increments that in CME’s sole discretion is determined to be the most conducive to trading the S&P ETF Contract even if such an increase makes the value of the S&P ETF Contract greater than the initial value of the S&P ETF Contract.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

3.	EXCLUSIVITY.

(a) Licensed Indices. Subject to and except as otherwise provided in this Agreement, the license for the S&P Stock Indices listed in Appendix 1 shall be exclusive for the period commencing on the Effective Date and ending on December 31, 2016. The license shall continue on a non-exclusive basis thereafter for the duration of the term of this Agreement.

(b) S&P 500 Index. (i) For the S&P 500 Index, CME’s exclusive rights will automatically extend through December 31, 2008. With respect to each subsequent ***** during the license term, CME will retain its exclusive rights to the S&P 500 as long as the E-mini S&P 500 Contract, as currently structured (i.e., with a multiplier of $50), achieves a total average daily volume (“ADV”) of at least ***** contracts (“E-mini ADV Threshold”). If in any *****, the E-mini ADV Threshold is not achieved, CME will have the option to continue its exclusivity for the following ***** if CME pays to S&P the difference between the total license fees associated with the trading of the E-mini S&P 500 Contract for the ***** and the total license fees that would have been paid to S&P if the E-mini ADV Threshold had been exactly met for such *****. If CME does not remit such payment to S&P, CME’s license for the S&P 500 shall become nonexclusive for the remainder of the license term. S&P shall provide CME written notice following any ***** in which the ADV Threshold is not met or prior to licensing any other party, with a period of at least 45 days for CME to make up any payments and in such case CME would retain the exclusivity to the S&P 500 Index. Notwithstanding the foregoing, CME shall maintain its exclusivity and not be required to make any additional payments to S&P if the E-mini ADV Threshold is not met and any of the following circumstances apply and, as applicable, continue to apply:

(1) the average daily trading volume in S&P 500 equity index options (for purposes of this paragraph options on S&P Index ETFs such as “SPDRs” and “iShares S&P 500” will be considered S&P 500 equity index options) listed on CBOE and/or any other options exchange has declined by ***** or more from the value reported immediately after the Effective Date;

(2) The amount of money that is benchmarked to the S&P 500 Index, as reported in S&P’s published Annual Survey of Indexed Assets, has declined by ***** or more from the value reported immediately after the Effective Date, based on the report published immediately before the end of the ***** in question; or

(3) The decline in CME’s trading volume can be attributed in substantial part to a change in the regulatory treatment or tax treatment that applies to CME’s E-mini S&P 500 Contract (for example, without limitation, the loss of risk-based margin treatment or 60-40 tax treatment).

(ii) In the event CME lists Competitive Contracts (vis-a-vis the E-mini S&P 500 Contract) for trading, the ***** period prior to the Launch Date of such Contracts shall be deemed the “Reference Year.” ***** following such Launch Date, and each ***** on the Launch Anniversary Date it shall be determined whether, during the preceding *****, there has been a ***** or greater Attributable Decrease (as defined herein) in both E-mini S&P 500 Contract volume and S&P Market Share (as defined herein) compared to levels during the Reference Year.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

An Attributable Decrease in E-mini S&P 500 volume shall be measured by the lesser of: (1) the difference between the annual trading volume in the E-mini S&P 500 Contract during the Reference Year and the trading volume in the E-mini S&P 500 Contract during the ***** prior to the relevant Launch Anniversary Date; and (2) the Normalized Volume in the Competitive Contract during such ***** period. “S&P Market Share” shall be the percentage of Total Volume represented by E-mini S&P 500 trading volume.

In the event there has been a ***** or greater Attributable Decrease in both E-mini S&P 500 trading volume and S&P Market Share, then ***** following the date such decreases are calculated, the Attributable Decrease in E-mini S&P 500 volume and S&P Market Share shall be calculated a second time for the ***** period immediately prior to the date of the second calculation.

In the event that after such second calculation, E-mini S&P 500 volume and S&P Market Share remain below ***** of their levels in the *****, the licenses granted hereunder for the S&P 500 Index and its associated Marks shall immediately become non-exclusive and continue for the remainder of the term of this Agreement on a non-exclusive basis.

In the event the license for the S&P 500 Index becomes non-exclusive pursuant to this Subsection 3(b)(ii), there shall be no further adjustment to the license fees paid to S&P by CME for Indexed Contracts that use the S&P 500 Index pursuant to Subsection 5(g), and such license fees shall be the Basic License Fee described in Section 5(a) and the fee specified in Section 5(c) with respect to the E-mini S&P 500 Contract, adjusted, if applicable, pursuant to Section 5(b), for the remainder of the term of this Agreement.

(c) Non-S&P 500 Index.

(1) For any Sector-based Index or Emerging Index for which an Indexed Contract is listed after the Effective Date, CME’s exclusive rights will automatically extend for ***** years from the listing of the first Indexed Contract on each such index CME’s exclusivity for each such index shall continue on ***** basis so long as the Indexed Contracts on each such index collectively achieve an average daily volume (ADV) of *****. The ADV shall be measured over the ***** immediately preceding the anniversary of the listing of the first Indexed Contract on the relevant index.

(2) For any S&P Stock Index that is not a Sector-based Index or Emerging Index for which an Indexed Contract is listed after the Effective Date, the exclusivity shall be for ***** years. CME shall maintain the exclusivity for each such S&P Stock Index that has Contracts that collectively achieve an ADV of ***** by the ***** anniversary of trading. The ADV shall be measured over the ***** immediately preceding the ***** anniversary of the listing of the first such Indexed Contract. For all subsequent years, CME shall retain exclusivity if the ADV threshold of ***** is met by the subsequent anniversary of the listing of the first such Indexed Contract, as measured over the preceding *****.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

For the purpose of subsections (b) and (c) above, the total volume of all Indexed Contracts that use a single S&P Stock Index shall be cumulated to calculate the ADV.

(3) CME’s exclusive rights to the S&P Small Cap 600 index will automatically extend through January 1, 2008. For each ***** thereafter, CME shall maintain the exclusivity for the S&P Small Cap 600 index if the Indexed Contracts that use that index collectively achieve an ADV of ***** by January 1 of the relevant year. The ADV shall be measured over the ***** immediately preceding the relevant January 1.

(4) Indexed Contracts are most likely to succeed if both CME and S&P devote commercially reasonable efforts to promoting the underlying index and, as applicable, the related Contracts to the relevant target market. Consequently, if CME fails to meet an ADV target specified in this Section 3, at CME’s request prior to any expiration of CME’s exclusive rights, S&P agrees to meet and discuss with CME in good faith whether the period of exclusivity should be extended and promotional efforts enhanced before CME’s exclusive rights are terminated. However, if after good faith discussions S&P determines in its sole discretion that the product is more likely to succeed if it is not listed exclusively at CME, S&P shall have the right to terminate CME’s exclusivity under the relevant license within three months after the discussions between CME and S&P have ended. It is recognized by the parties that S&P has no obligation or current intention to market and promote Indexed Contracts.

4.	RIGHT OF FIRST REFUSAL ON NEW S&P STOCK INDICES.

During the term of this Agreement, CME shall have a right of first refusal on licenses to base Indexed Contracts on any stock indices not licensed hereunder as of the Effective Date, and which are developed and compiled ***** during the term of this Agreement. CME shall not receive a new right of first refusal on any index that CME failed to accept the right of first refusal on between September 24, 1997 and the Effective Date. Prior to offering any such license to any other party, S&P must first offer the license on an exclusive basis to CME. S&P must provide CME with reasonably sufficient information on which to base its acceptance or rejection of S&P’s offer, including, without limitation, information and data (if available) indicating the amount of assets benchmarked to such index. CME shall have sixty (60) calendar days thereafter to accept the offered license, in writing, on mutually agreeable terms, or to reject the offered license. However, if no agreement with respect to the offered license is reached between CME and S&P, S&P shall not grant such license to another party on more favorable terms than were offered to CME.

CME agrees to list Indexed Contracts on any such stock index that it accepts a license for within one year of such license becoming effective. This one year time limit shall be adjusted for any regulatory delays that are not primarily attributable to CME’s inactions. The one year time limit shall apply on an index-by-index basis and S&P ETF Contracts will be treated separately from Futures Contacts based directly on an index. With respect to any

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

proposed S&P ETF Futures Contract, the one year period shall begin only once the following requirements are met: (1) the proposed S&P ETF Futures Contract has met CME listing standards as set forth in Section 6 of the CME Rule Book, (2) trading in the underlying S&P Index ETF has achieved an average daily trading volume of at least ***** shares during the ***** immediately prior to the request and (3) CME has been trading a Futures Contract based directly on the S&P Stock Index underlying the S&P Index ETF for at least *****.

If CME does not launch an Indexed Contract on the relevant S&P Stock Index or S&P Index ETF within *****, S&P shall have the right to terminate CME’s license for such S&P Stock Index, or to terminate CME’s exclusive rights with respect to such S&P Stock Index. S&P shall have sole discretion with regard to terminating CME’s rights but must such termination must occur, if at all, within *****.

5.	LICENSE FEES.

(a) Basic License Fee. Subject to the terms and conditions of this Agreement, CME shall pay S&P $***** for each Contract traded with respect to the current “big” S&P 500 Contract (i.e., for this purpose, the Contract that has been listed on CME since 1982, the current multiplier of which is $250 (the “Big Contract”) and $***** for each Contract traded with respect to any other Indexed Contract, through and including the date on which this Agreement is terminated or expires pursuant to the terms hereof, except as otherwise specifically provided for in this Section 5.

(b) License Fees if Multiplier of Big Contract is Adjusted. If CME, in its sole discretion, adjusts the multiplier of the Big Contract, the basic license fee described in Section 5(a) will be proportionately adjusted on a prospective basis as of the date of such change. CME shall provide S&P with at least thirty (30) days advance written notice of such change, which notice shall specify the adjustment to S&P’s license fee. ***** thereafter, and for so long as CME trades Contracts that use the S&P 500 Index and that have a multiplier of *****, and so long as the S&P 500 Index is licensed to CME on an exclusive basis, CME will compare the fees paid to S&P during the ***** period preceding ***** of the adjustment date, in regard to such Contracts, with the average annual fee paid to S&P therefor during the ***** period prior to the first day that the adjusted Big Contract was listed for trading. If the total license fee paid to S&P for the S&P 500 Index in such ***** period is less than the average annual license fee for the S&P 500 Index for such ***** period, CME shall pay S&P the difference within sixty (60) days of the relevant ***** of the adjustment date. Notwithstanding the foregoing, under no circumstances shall CME be required to pay S&P more than $***** per Contract traded. An example of the above-described calculation is included in Appendix 5.

CME shall adjust the multiplier of any existing or future Indexed Contract only in the event that CME determines, in its sole discretion, that such an adjustment will result in an increase in revenue to both CME and S&P.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(c) S&P 500 E-mini-Contract. Subject to Section 5(g), for the E-mini S&P 500 Contract as currently structured (i.e., that has a contract multiplier of $50), CME shall pay S&P a per-Contract license fee equal to $*****.

(d) S&P ETF Contracts. CME shall pay S&P $***** for each S&P ETF Contract traded. Such license fees shall be paid in accordance with Sections 5(e) and 5(f) of this Agreement.

(e) New Big-Sized Contracts. Subject to Section 5(g), for each Indexed Contract (excluding S&P ETF Contracts) first listed after the Effective Date with an initial Notional Value greater than $100,000, CME shall pay S&P $***** per Contract traded.

(f) Mini Contracts. For each Indexed Contract (excluding S&P ETF Contracts), regardless of the date when it was first listed, and with an initial Notional Value of less than or equal to $100,000, CME shall pay S&P a per-Contract license fee equal to $*****.

(g) License Fee Adjustments if Contract that uses a Competitive Index is Traded. If, after September 24, 1997 CME began trading Competitive Contracts, or if after the Effective Date CME begins trading Competitive Contracts, CME shall compensate S&P for any decrease in volume in the Indexed Contracts affected by such Competitive Contracts (“S&P Affected Contracts”) that is not attributable to the normal decrease in trading volume for all Indexed Contracts. As compensation for any such decrease in volume, S&P shall, in respect of each such S&P Affected Contract, be paid the lesser of the following: (1) the loss in volume (defined as the difference between the average annual volume for the ***** period preceding the Launch Date of Competitive Contracts and the volume in each such S&P Affected Contract during the ***** period following such Launch Date) multiplied by the per-Contract license fee paid to S&P for the S&P Affected Contract during that ***** period; or (2) the Normalized Volume of the Competitive Contract multiplied by the per-Contract license fee paid to S&P for the S&P Affected Contract during that period. The calculations described in this Section 5(g) shall be made, on each Launch Anniversary Date for the Competitive Contracts, in ***** that Competitive Contracts are traded, with the ***** period in question recalculated on a rolling basis. Amounts payable to S&P hereunder shall be paid within sixty (60) days of the relevant Launch Anniversary Date. An example of this calculation is included in Appendix 6.

In the event CME reduces the Notional Value of the S&P Affected Contract either prior or subsequent to its listing Competitive Contracts for trading, CME shall pay to S&P the lesser of the amounts calculated pursuant to Section 5(b) or 5(g).

(h) Payment Schedule. The license fees payable pursuant to this Section 5 shall be determined at the end of each month and shall be paid within fifteen (15) days after the end of each month. Each payment shall be accompanied by a full accounting of the basis for the calculation of the fee. The amounts required to be paid pursuant to Sections 5(b) or (g) shall be payable in accordance with such sections and shall be accompanied by a full accounting of the basis for the calculation of the payment.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(i) Right to Audit. During the term of this Agreement and for a period of one (1) year after its termination or expiration, S&P shall have the right, during normal business hours and upon reasonable notice to CME, to audit on a confidential basis the relevant books and records of CME to determine that the license fees, and other amounts payable hereunder, have been accurately calculated. The costs of such audit shall be borne by S&P unless it determines that it has been underpaid by five percent (5%) or more; in such case, the costs of the audit shall be paid by CME.

(j) Fee Reductions for Unlicensed Use by Competitive Markets.

If a Competitive Market is engaged in unlicensed trading of a product that is included in the scope of CME’s exclusive rights hereunder and (1) that unlicensed product is “related” to (as described below in this Section 5(j)) an Indexed Contract already trading on CME (a “CME Affected Indexed Contract”) and (2) CME suffers a decline in its gross revenues from that CME Affected Indexed Contract, then the license fees payable by CME in the future with respect to the CME Affected Indexed Contract will be reduced as follows:

If the decline in CME’s gross revenues is at least *****, then, subject to the conditions below, CME will receive a reduction in the applicable fee equal to the percentage decline in CME’s gross revenues, plus *****, up to a maximum reduction of ***** lower than the fee defined in Section 5(a) to (f). For example:

•	If CME experiences a ***** decline in gross revenues, there will be no reduction in the applicable fee

•	If CME experiences a ***** decline in gross revenues, the applicable fee will be reduced by *****

•	If CME experiences a ***** or greater decline in gross revenues, the applicable fee will be reduced by *****

The decline in CME gross revenues will be measured annually as follows:

i.	The expected annual volume growth rate for the CME Affected Indexed Contract shall be estimated based upon the lowest of the following (including any negative growth rates): *****, in each case for the period immediately prior to the initial launch of the unlicensed product.

ii.	Project the expected CME ADV for the CME Affected Indexed Contract for the next ***** years by applying the expected annual volume growth rate determined in subsection i above to the ADV of the CME Affected Indexed Contract for the ***** immediately prior to the initial launch of the related unlicensed product.

iii.	Determine the expected gross revenues for the CME Affected Indexed Contract the next ***** years by multiplying the expected annual volumes determined in subsection ii above by CME’s average revenue rate per contract traded in the CME Affected Indexed Contract for the ***** period immediately prior to the initial launch of the unlicensed product.

iv.	Determine a revenue shortfall amount by subtracting the actual annual revenues from the expected annual revenues determined in subsection iii above.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

v.	Determine the percentage of revenue decline, if any, by dividing the revenue shortfall amount into the expected annual revenue.

vi.	Calculate the appropriate adjustment to rates as set out above for each year, which CME may take as credit against payable fees in the following calendar year.

vii.	Except as provided below, the rate reduction that applies for the ***** year shall continue for the duration of the term of this Agreement unless in the final ***** of the third year CME achieves or exceeds the expected annual ADV for the ***** year.

However, CME will not be entitled to any adjustment in rates for a particular year if any of the following conditions apply:

1.	CME’s actual ADV in the CME Affected Indexed Contract for such year exceeds the expected CME ADV calculated in subsection ii above; or

2.	the Notional Value traded in the unlicensed product is less than ***** of the Notional Value expected to be traded in the CME Affected Indexed Contract; or

3.	the decline in CME’s actual ADV in the CME Affected Indexed Contract versus the expected CME ADV can be substantially attributed to a change in the regulatory treatment or tax treatment that applies to the CME Affected Indexed Contract or a material business failure on CME’s part that has substantially impacted trading volumes in CME products generally (for example, without limitation, a major scandal in CME’s markets that damages CME’s reputation and negatively impacts trading).

If, after there has been one or more adjustments to the rates for a CME Affected Indexed Contract pursuant to the foregoing and the competitive unlicensed product that precipitated such adjustment in rates stops trading on a Competitive Market then, effective on the first day of the next calendar month, the rates payable by CME for the CME Affected Indexed Contract shall revert to the rates that applied prior to the time of the first adjustment. CME would remain eligible in such event for reduced fees under this Section 5(j) if in the future another such competitive unlicensed product is listed on a Competitive Market.

If there are multiple competitive unlicensed products being listed, the following will apply:

(i)	During any ***** period that is triggered by the listing of a competitive unlicensed product, the trading volume of all competitive unlicensed products that are listed during such period will be aggregated for purposes of determining whether the Notional Value requirement in subsection ii above is satisfied for any *****.

(ii)

If a permanent fee reduction under Section 5(j)vii applies, and a new competitive unlicensed product is listed or the same competitive unlicensed product is listed on a new Competitive Market (in either case impacting the CME Affected Indexed Contract as to which the permanent reduction applies), then a new ***** period will begin, based upon newly-calculated volume and revenue estimates, and CME will be eligible for further reductions based upon the formula above if CME again experiences a qualifying decline in gross

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

revenues. Any such reduction would be applied only as an increase to the existing percentage reduction applied against the original applicable fee specified in Section 5(c) and would not be a compounding of reductions. For example, if a ***** fee reduction has become permanent with respect to a particular CME Affected Indexed Contract and a new ***** period is begun on the basis of a new competitive unlicensed product:

•	If CME experiences a ***** decline in gross revenues, there will continue to be a ***** fee reduction

•	If CME experiences a ***** decline in gross revenues, the fee reduction would be increased to *****

•	If CME experiences a ***** or greater decline in gross revenues, the fee reduction would be increased to *****

S&P will have the right to conduct a reasonable audit on a confidential basis of CME’s books and records related to trading volumes and gross revenues in the CME Affected Indexed Contract if CME asserts that it is entitled to a reduction in rates pursuant to the foregoing.

For purposes of this Section 5(j), an unlicensed product will be deemed to be “related” to an Indexed Contract even if it is not equal to an Indexed Contract (such that CME did not have the right to eliminate license fees or terminate this Agreement) but is designed to substantially replicate the economic performance of an Indexed Contract such that the use of the unlicensed product may effectively be substituted for the use of the Indexed Contract with little or no difference in market risk. For example, an unlicensed S&P ETF Contract offered by a Competitive Market would be related to a broad-based Indexed Contract that is settled to the same S&P Stock Index as underlies the S&P Index ETF.

6.	TERM.

The term of this Agreement shall commence as of the Effective Date and shall continue in full force and effect until December 31, 2017, unless and until terminated earlier in accordance with Section 7 hereof.

7.	TERMINATION.

(a) Material Breach. In the case of a breach of any of the material terms or conditions of this Agreement by either party, the other party may terminate this Agreement by giving thirty (30) days prior written notice to the non-breaching party of its intent to terminate, which notice shall specify the nature of the alleged breach, and such notice shall be effective on the date specified therein for such termination unless the breaching party shall correct such breach within the notice period. In addition, at any time during the term of this Agreement, either party may give the other party ninety (90) days prior written notice of termination if the terminating party believes in good faith that material damage or harm is occurring to the reputation or goodwill of the terminating party by reason of its continued performance hereunder, and such notice shall be effective on the date specified therein of such termination, unless the other party shall correct the condition causing such damage or harm within the notice period.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b) Discontinuation of an S&P Stock Index. S&P shall have the right in its sole discretion to cease compilation and publication of any of the S&P Stock Indices without liability hereunder and, upon prompt written notice to CME of such discontinuance and subject to Section 8 hereof, to terminate the license granted hereunder as to such discontinued S&P Stock Index and the associated S&P Marks; provided, however, that S&P shall use its best efforts to give CME at least one (1) year prior written notice of such discontinuation and further provided, however, that all Indexed Contracts that use the discontinued S&P Stock Index which are open and listed for trading on the date of such notice of termination was provided to CME, may nevertheless continue to be traded until such Indexed Contracts either expire and are no longer listed for trading or until thirty-six (36) months following the date of such notice of termination, whichever occurs first. CME’s obligations to make payment to S&P with respect to any Indexed Contract licensed pursuant to this Agreement and that use the discontinued Index shall terminate effective on the date on which the license for the discontinued Index is effectively terminated by S&P.

(c) Cessation of Trading in or De-Listing of an S&P ETF. S&P shall inform CME in writing if S&P becomes aware of any pending cessation of trading in, or de-listing of, an S&P ETF. S&P shall have no other obligations to CME under this Agreement in connection with the cessation of trading in, or de-listing of, an S&P ETF. CME understands that during the term of this Agreement, one or more of the S&P Index ETFs may be de-listed or otherwise cease trading and in such event, S&P shall have no liability to CME arising out of such de-listing or cessation. CME acknowledges that the de-listing of, or cessation in trading in, an S&P Index ETF can and will affect CME’s ability to continue to create, issue, list, trade, clear, market, and promote the associated S&P ETF Contracts.

8.	CME SUBSTITUTE INDEX AND CONTRACTS.

(a) CME’s Rights Upon Discontinuation of an S&P Stock Index. Excluding with respect to S&P ETF Contracts, if S&P discontinues compilation and publication of any S&P Stock Index licensed to CME under this Agreement, CME shall have the following rights:

(1) S&P shall, for the purpose of enabling CME, if CME chooses, to compile and make use of its own substitute index (“CME Substitute Index”) with respect to any discontinued S&P Stock Index, provide CME with a continuing non-exclusive and royalty-free worldwide license to use the list of companies, shares outstanding and divisors for such discontinued S&P Stock Index as of the Index Discontinuation Date. S&P shall have no further obligations to CME with respect to such discontinued S&P Stock Index or any Indexed Contract based upon such Index after furnishing CME with the aforesaid information.

(2) As of the Index Discontinuation Date, CME shall not trade any Indexed Contracts based upon the discontinued S&P Stock Index except as provided in Section 7(b) of this Agreement and as follows: Upon receipt of any notice of index discontinuation by S&P hereunder as provided in Section 7(b), CME may elect, by written notice to S&P, to redesignate the discontinued S&P Stock Index as a CME Substitute Index and continue to trade Indexed

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Contracts (“CME Substitute Contracts”) based upon such CME Substitute Index, except that, from the date of such notice of election until the Index Discontinuation Date of such S&P Stock Index, such CME Substitute Index shall be described in a manner to clearly differentiate it from the discontinued S&P Stock Index. CME shall have no obligation to make any payment of fees to S&P with respect to the trading of CME Substitute Contracts that occurs after the Index Discontinuation Date. After such election, CME may promote CME Substitute Contracts based upon the CME Substitute Index provided that the S&P Marks are not utilized by CME in connection therewith and CME prominently disclaims any relationship with S&P with respect to the CME Substitute Contracts.

(b) Discontinuation of Trademark Licenses. If CME’s license to use any S&P Stock Index terminates because of the termination or expiration of this Agreement, or for any reason other than S&P’s discontinuation of its compilation and publication, then CME shall not use the name “Standard & Poor’s” or “S&P” or “CITIGROUP” in connection with the promotion or trading of any additional Indexed Contracts that use such S&P Stock Index; provided, however, that Indexed Contracts that use such S&P Stock Index, which are listed for trading on the date of termination, may be traded using the relevant S&P Marks until expiration or for 36 months, whichever occurs first. Following such termination, if CME elects to trade CME Substitute Contracts on a CME Substitute Index, it may make information references only to such S&P Stock Index, provided that CME disclaims any relationship with S&P in connection therewith. The foregoing shall nevertheless depend on the fact that S&P shall continue to compile and publish such S&P Stock Index in which event S&P shall disseminate such Index to CME in the same fashion as is currently being done, except that CME shall bear any incremental costs incurred by S&P at any time in providing such service.

(c) S&P/CITIGROUP Indices. If at any time during the term of this Agreement, CITIGROUP for any reason ceases participating in the compilation and publication of the S&P/CITIGROUP Indices thereby preventing S&P from continuing to license them to CME hereunder, S&P covenants and agrees that it shall, without interruption, itself compile and publish substantially similar substitute indices for CME’s use under the terms of this Agreement, and S&P shall have no other obligations, and no liability, to CME hereunder arising out of CITIGROUP ceasing to participate in the compilation and publication of the S&P/CITIGROUP Indices. In such event, the parties agree that such substitute indices shall replace the S&P/CITIGROUP Indices under this Agreement and that new trademarks will be designated to replace the S&P/CITIGROUP Marks, and that CME’s use of the S&P/CITIGROUP Indices and S&P/CITIGROUP Marks shall cease. It is understood that the licensing of any such substitute indices shall be evidenced by a written amendment to this Agreement, executed by S&P and CME.

9.	S&P OBLIGATIONS.

(a) Regulatory Approvals or Investigations. S&P shall reasonably assist CME in connection with the preparation of factual materials for presentation to the CFTC, or any other governmental entity, in connection with any application by CME for approval to trade any of the Indexed Contracts licensed hereunder, or any investigations or hearings regarding any such Indexed Contracts.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b) Calculation and Dissemination of Index Values. S&P or its agent shall compute and, in a manner reasonably satisfactory to CME, disseminate to CME, the value of each of the S&P Stock Indices at least once every fifteen seconds during normal trading hours. The foregoing shall be at S&P’s expense, except that S&P shall not be obligated to pay for any hardware, software, communications or similar expenses associated with the receipt by CME of S&P Stock Index values. S&P, or its agent, shall provide CME each trading day with respect to each S&P Stock Index licensed to CME hereunder a special opening quotation for use in settling Indexed Contracts that use such S&P Stock Index as well as the percentage of underlying stocks that have opened trading that day in the primary market or that have resumed trading after a trading halt in the primary market. *****. Subject to Section 13 hereof, S&P shall use commercially reasonable efforts to provide correct and timely calculation and dissemination of the S&P Stock Indices and use its best efforts to (1) maintain a backup to verify the calculation of the S&P Stock Indices on a continuing basis; (2) take extra precautions to verify the accuracy of the daily closing index values; and (3) inform CME each day of the closing numbers for each of the S&P Stock Indices as soon as practicable after the close of trading of the underlying stocks.

(c) Third Party Trademarks and Intellectual Property. CME acknowledges that certain designations used in the names of the S&P ETFs (e.g., “iShares”) and other intellectual property rights embodied therein belong to third parties. No rights to use trademarks or other intellectual property belonging to third parties, with the exception of the S&P/Citigroup Indices and the S&P/Citigroup Marks, are conveyed by this Agreement. S&P shall reasonably cooperate with CME in acquiring such rights to the extent such rights are necessary for CME to create, market, trade, clear or promote S&P ETF Contracts, however, CME is solely responsible for securing all necessary licenses to use third- party trademarks and intellectual property.

10.	CME’s OBLIGATIONS.

(a) General. CME shall use its best efforts to protect the goodwill and reputation of S&P and of the S&P Marks in connection with their use under this Agreement. CME shall maintain high standards of fairness and truthfulness in, and shall allow S&P, upon its request, to review and approve in advance, all CME advertisements, brochures, promotional and informational materials relating to or referring to the S&P Stock Indices or the Indexed Contracts. S&P shall safeguard the confidentiality of any promotional or informational materials furnished by CME for S&P’s review, as provided for in Section 12(b) hereof.

(b) Compliance with Applicable Laws. CME shall use its best efforts to comply with the federal commodities laws and the rules there under insofar as those laws and rules relate to the Indexed Contracts licensed hereunder. CME shall take all necessary steps to ensure that the trading of the Indexed Contracts is carried out in accordance with high ethical and legal standards. S&P shall have no obligation or liability in connection therewith. This provision is intended solely for the benefit of the parties hereto and not for the benefit of third parties.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(c) CME Rulebook Disclaimers. CME shall use and disseminate the S&P Stock Indices and the S&P Marks only in compliance with the terms and conditions of this Agreement to ensure that S&P’s rights in the S&P Stock Indices and the S&P Marks are in no way diminished or jeopardized and CME shall use its best efforts to ensure that the public is in no way confused or misled as to such rights. CME shall include the limitation on liability and disclaimers set forth in Appendix 4 to this Agreement in its rules, and take any other action necessary to ensure that its members trading in Indexed Contracts are aware of the disclaimers and aware of, and subject to, the limitation on liability set forth in Appendix 4.

(d) Cross-Margining Program. CME will use its best efforts to include the Indexed Contracts in CME’s existing cross-margining program with the Options Clearing Corporation unless CME reasonably determines in any case that such cross-margining program is not appropriate.

(e) Regulatory Approvals. CME shall promptly file for and use its best efforts to obtain and maintain any regulatory approval for the trading of Indexed Contracts that is required during the term of this Agreement.

(f) CME Warranties. The CME represents and warrants to S&P that (1) the execution and performance of this Agreement by the CME will not conflict with, or result in a breach or violation of, any other agreement (written or oral) or instrument to which CME is party or by which it is bound, and (2) this Agreement has been duly authorized, executed and delivered by CME and constitutes a valid and legally binding obligation of CME, enforceable in accordance with its terms.

(g) Listing of New Indexed Contracts. In addition to its obligations under Section 2(f), CME shall promptly inform S&P in advance of each proposed listing by CME of any Indexed Contract that is not listed on CME as of the Effective Date. This obligation does not apply to the listing of new contract months (expirations).

11.	PROTECTION OF VALUE OF LICENSE.

(a) Trademark Registrations. During the term of this Agreement, S&P shall use its best efforts to maintain in full force and effect U.S. federal registrations of “Standard & Poor’s®,” “S&P®” and “S&P 500®.” CME shall reasonably cooperate with S&P, at S&P’s expense, in the maintenance of such rights and registrations and shall do such acts and execute such instruments as are reasonably necessary and appropriate for such purposes.

(b) Unlicensed Use of S&P Stock Indices or S&P Marks. In the event S&P is notified by CME or otherwise becomes aware that any of the S&P Stock Indices that have been licensed exclusively to CME hereunder, or associated S&P Marks, are to be or have been used by a Competitive Market without the prior written consent of S&P, in connection with the trading by such Competitive Market of Indexed Contracts that are traded by CME hereunder (“Unlicensed User”), and that such use has or may reasonably be expected to have a material adverse impact upon the benefits derived by CME from the licenses hereunder with respect to the

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Indexed Contracts that are made available for trading by the Unlicensed User (“Impacted Indexed Contracts”), S&P shall have the option to either (i) use its best efforts to terminate such use, including, without limitation, by initiating litigation against any such Unlicensed User; or (ii) permit such Unlicensed User to continue such use, in which case CME shall have the rights provided below. S&P shall have thirty (30) days after being notified in writing by CME of such unlicensed use in which to notify CME of S&P’s decision whether to seek to terminate such use or permit it.

If S&P chooses to take action to terminate such unlicensed use, CME shall continue to pay the license fees required hereunder to S&P during any litigation relating to such unlicensed use, whether index-based or ETF-based, that is in violation of CME’s exclusive rights granted in this Agreement. Such payments will continue unless and until a court of competent jurisdiction (including but not limited to a court of first instance) issues a final ruling adverse to S&P. If the ruling allows the unlicensed use to continue, S&P shall reimburse CME for all license fees paid by CME for the Impacted Indexed Contracts subsequent to S&P’s receipt of notice from CME of the unlicensed use, and CME’s obligation to pay license fees shall, except as provided below, cease going forward. For the avoidance of doubt, CME’s reimbursement right applies only to the Impacted Indexed Contract listed by CME and not fees paid for any other Indexed Contract. If an adverse ruling is later reversed on appeal, CME shall pay to S&P a sum equal to (a) all license fees that S&P previously reimbursed to CME, plus (b) any license fees that CME would have paid to S&P under the terms of the license during the pendency of the appeal, less (c) any damages that S&P is able to collect relating to loss of license fees on subsequent review by the trial court (excluding any recovery of S&P’s outside counsel costs and expenses associated with the litigation).

With respect to S&P ETF Contracts, it is understood that if the current litigation between S&P and International Securities Exchange, Inc. (“ISE”) is finally adjudicated, including through all avenues of appeal, and it is determined that ISE is not required to obtain a license from S&P in order to list and trade SPDR options, then S&P will have sixty (60) days to notify CME whether it intends in the future to challenge the unlicensed trading of S&P ETF Contracts. If S&P determines that it will not challenge any such unlicensed use, then upon notice to CME, S&P will no longer be required to protect the value of CME’s exclusive license with respect to S&P ETF Contracts and CME will not be required to remit license fees to S&P as a result of the trading of S&P ETF Contracts by CME. If S&P informs CME within such sixty (60) day period that it will challenge any such unlicensed use, then CME will continue to pay license fees to S&P for S&P ETF Contracts and the two preceding paragraphs with respect to unlicensed use will apply.

The right to receive the reimbursement described above and the elimination of future license fee obligations (if S&P declines to appeal an adverse ruling or is unsuccessful in doing so) will represent CME’s sole and exclusive remedy against S&P in the event of such a ruling in S&P’s litigation with ISE (i.e., CME shall have no cause of action against S&P, including without limitation for loss of future business profits, due to such a ruling or a decision by S&P not to contest the trading by a Competitive Market of S&P ETF Contracts following a ruling as described above in connection with such litigation). CME’s reimbursement right will continue to

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

apply only with respect to payments made by CME that relate to the S&P ETF Contracts and not to other Indexed Contracts.

With respect to any effort by S&P short of litigation to terminate a third party’s unlicensed use of the exclusively licensed S&P Stock Indices and associated S&P Marks as contemplated under this Subsection 11(b), S&P shall, within ten (10) days, give written notice to CME of any decision to cease such effort to terminate such unlicensed use and of any adverse final decision in a litigation regarding same, by any court or other governmental body as to which there is no further appeal.

The costs of any litigation brought under this Subsection 11(b) shall be borne entirely by S&P. CME may, in its sole discretion, join any such litigation in order to protect its rights including seeking monetary damages. S&P will continue to have sole control over such litigation at its option where CME voluntarily joins a lawsuit initiated by S&P. However, CME shall have sole control over its own decisions as a party to any causes of action separately initiated by CME, even if subsequently joined with a lawsuit initiated by S&P; provided, however, that in no event will CME be permitted to initiate a separate litigation challenging the unlicensed use of the S&P Stock Indices and/or S&P Marks unless S&P has first elected not to initiate litigation in response to such unlicensed use as contemplated under this Section 11(b).

In the event litigation initiated pursuant to this Section 11(b) is decided adversely to S&P through all avenues of appeal, or if S&P is otherwise unsuccessful in terminating such party’s use of the Impacted Indexed Contract, or if S&P notifies CME that it will not challenge such unlicensed use, then:

(1) S&P shall have no further liability to CME hereunder on account of such use and shall not be deemed to have breached any of its representations, warranties or agreements hereunder. Notwithstanding the foregoing, while this Agreement remains in effect, S&P shall not enter into any agreement, written or oral, with any third party, pursuant to which S&P will receive revenue, derived from the trading of the Impacted Indexed Contracts;

(2) CME shall have the right to terminate this Agreement relating to the *****, along with all rights and obligations of the parties thereto, except for *****, provided that CME gives written notice of such termination to S&P within thirty (30) days of receiving written notice from S&P that it will not seek to terminate such unlicensed use or that its efforts to terminate such unlicensed use have been unsuccessful; and

(3) if CME does ***** hereby to the *****, the total license fees payable by CME under this Agreement in connection with all the ***** shall, for the duration of the term of this Agreement, immediately be reduced to $*****.

It is understood that the rights and obligations under this Subsection 11(b) are exclusively in relation to the ***** arising from any unlicensed use of the S&P Stock Indices or S&P Marks. To remove any doubt, if an Unlicensed User trades an Indexed Contract without a license and S&P, as contemplated in the first paragraph of this Subsection 11(b), elects not to seek to terminate such use, CME may choose to continue the license and pay the $***** fee for its continued trading of the *****. In such a case, CME would still be obligated to pay the license fees for trading other Indexed Contracts.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(c) Unlicensed Use by Entities Other Than a Competitive Market. If an entity that is not a Competitive Market lists for trading an unlicensed product in violation of CME’s exclusive rights, S&P shall use commercially reasonable efforts to prevent such unlicensed use. However, if S&P determines in its discretion that its interests in preserving its intellectual property are best served by not challenging such use, or by granting a license to the unlicensed user, S&P may do so. If S&P grants such a license, CME will be entitled to receive ***** of the license fees paid to S&P under the license. Unlicensed or licensed use (as provided above) by an entity that is not a Competitive Market will not be deemed a breach of S&P’s obligations under this Agreement. For the avoidance of doubt, the parties agree that “contracts for differences” that utilize the S&P 500 Index and as of the Effective Date are being offered for trading via the Internet outside of the U.S., fall into this category, and CME’s rights to protection against such trading will be limited to the right to receive its share of license fees if S&P decides to license such use.

12.	PROPRIETARY RIGHTS.

(a) Security Measures. CME acknowledges that the S&P Stock Indices, including the S&P/CITIGROUP Indices, are valuable assets of, and are selected, coordinated, arranged and prepared solely by S&P, and S&P and CITIGROUP, respectively, through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money. CME agrees that it will take such security measures as are reasonably necessary in order to prevent any unauthorized use of the information provided to it concerning the selection, coordination, arrangement and preparation of the S&P Stock Indices, including the S&P/CITIGROUP Indices.

(b) Obligations of Confidentiality. Each party shall treat as confidential, and shall not disclose or transmit to any third party: (1) any documentation or other materials that are marked as “Confidential and Proprietary” by the providing party; or (2) the terms of this Agreement (“Confidential Information”). Confidential Information as described in clause (1) of the preceding sentence shall not include: (A) any information that is available to the public or to the receiving party hereunder from sources other than the providing party (provided that such source is not subject to a confidentiality agreement with regard to such information); or (B) any information that is independently developed by the receiving party without use of or reference to information from the providing party. Notwithstanding the foregoing, either party may reveal Confidential Information to any regulatory agency or court of competent jurisdiction if such information to be disclosed is: (i) approved for disclosure in writing by the providing party; or (ii) required by law, regulatory agency or court order to be disclosed by the receiving party, provided, however, that if permitted by law, prior written notice of such required disclosure shall be given to the providing party and further provided, however, that the receiving party shall cooperate with the providing party to limit the extent of such disclosure.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

13.	REPRESENTATIONS, WARRANTIES, DISCLAIMERS.

(a) Rights to Grant Licenses. S&P represents and warrants that S&P is the owner of, or has the right to license CME to use, the S&P Stock Indices and S&P Marks, as provided herein. S&P hereby represents and warrants to CME that CITIGROUP has consented to S&P’s entry into this Agreement with CME.

(b) Responsibilities for Errors and Omissions. S&P shall promptly correct, or instruct its agent to correct, any errors made in S&P’s computations of the S&P Stock Indices that are brought to S&P’s attention by CME; provided, however, that nothing in this Section 13 shall give CME the right to exercise any judgment or require any changes with respect to S&P’s method of composing, calculating or determining the S&P Stock Indices; and, further provided, however, that nothing in this Section 13(b) shall be deemed to modify the other provisions of this Section 13.

(c) Limitation of Liability. S&P shall obtain information for inclusion in or for use in the calculation of the S&P Stock Indices from sources that S&P considers reliable, but S&P accepts no responsibility for, and shall have no liability for, any errors, omissions or interruptions therein. S&P does not guarantee the accuracy and/or the completeness of the S&P Stock Indices or any data included therein in connection with the trading of the Indexed Contracts, or any other use. S&P makes no warranty, express or implied, as to results to be obtained by any person or any entity from the use of the S&P Stock Indices or any data included therein. S&P makes no express or implied warranties and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P Stock Indices or any data included therein.

(d) No Special Damages. Neither party shall have any liability for lost profits or indirect, punitive, special, or consequential damages (including lost profits) arising out of this Agreement, even if notified of the possibility of such damages.

(e) Limitation on Damages. Without diminishing the disclaimers and limitations set forth in this Section 13, in no event shall the cumulative liability of S&P to CME exceed the license fees actually paid to S&P hereunder over the one-year period preceding the date on which S&P is found liable to CME. The parties agree that this limitation on liability is reasonable under the circumstances.

(f) Disclaimers, Limitations and Indemnification. CME agrees that the disclaimers and limitations on liability that are set forth in Sections 13(b), (c), (d) and (e) of this Agreement and S&P’s rights of indemnification under Section 14 of this Agreement, as modified hereby, shall apply to S&P ETF Contracts with equal effect as applied to Indexed Contracts, generally, under this Agreement. S&P represents and warrants that S&P has the right to license CME to use the S&P Stock Indices and S&P Marks, as provided in the Agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

14.	INDEMNIFICATION.

(a) CME’s Indemnification of S&P. Except as provided in Subsection (b) below, CME shall indemnify and hold harmless S&P, its affiliates and their officers, directors, employees and agents against any and all judgments, damages, costs or losses of any kind (including reasonable attorneys’ and experts’ fees) as a result of any claim, action, or proceeding that arises out of or relates to: (1) this Agreement (other than a breach by S&P of its representations, warranties and agreements hereunder); or (2) the Indexed Contracts; provided, however, that S&P notifies CME promptly of any such claim, action or proceeding. CME shall periodically reimburse S&P for its expenses incurred under this Section 14. S&P shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding against which it is indemnified hereunder; provided, however, it shall have no right to control the defense, consent or judgment, or agree to settle any such claim, action or proceeding without the written consent of CME without waiving the indemnity hereunder. CME, in the defense of any such claim action or proceeding, except with the written consent of S&P, shall not agree to entry of any judgment or enter into any settlement which either does not include, as an unconditional term, the grant by the claimant to S&P of a release of all liabilities in respect of such claims or which otherwise adversely affects the rights of S&P.

(b) Exclusion from CME’s Indemnification Obligation. CME’s indemnification obligations under Subsection (a) above shall not apply to: (1) the willful or intentional misconduct of any of S&P’s officers, directors, employees, or agents; (2) ***** in the S&P Stock Indices or any data included therein originated by S&P; or (3) any breach by S&P of its representations, warranties, or agreements made in this Agreement.

(c) No Third Party Beneficiaries. These indemnification provisions are solely for the benefit of CME and S&P and are not intended to, and do not create, any rights or causes of actions on behalf of any third party.

15.	FORCE MAJEURE.

Neither S&P nor CME shall bear responsibility or liability for any losses arising out of any delay in or interruptions of their respective performance of their obligations under this Agreement due to any act of God, act of governmental authority or act of public enemy or due to war, the outbreak or escalation of hostilities, riot, fire, flood, civil commotion, insurrection, labor difficulty (including, without limitation, any strike, or other work stoppage or slow down), severe or adverse weather conditions, power failure, communications line failure, or other similar cause beyond the reasonable control of the party so affected.

16.	INJUNCTIVE RELIEF.

In the event of a material breach by one party of provisions of this Agreement relating to the Confidential Information of the other party, the parties acknowledge and agree that damages would be an inadequate remedy and that the non-breaching party shall be entitled to preliminary and permanent injunctive relief to preserve such confidentiality or limit improper disclosure of

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

such Confidential Information, but nothing herein shall preclude the non-breaching party from pursuing any other action or remedy for any breach or threatened breach of this Agreement. In the event of a material breach by CME of provisions of this Agreement relating to dissemination of the S&P Stock Indices or the unauthorized use of the S&P Stock Indices or S&P Marks, CME acknowledges and agrees that damages would be an inadequate remedy to S&P and that S&P shall be entitled to preliminary and permanent injunctive relief to enforce the provisions hereof, but nothing herein shall preclude S&P from pursuing any other action or remedy for any breach or threatened breach of this Agreement. All remedies hereunder shall be cumulative.

17.	GENERAL PROVISIONS.

(a) Assignment and Delegation. This Agreement is solely and exclusively between the parties hereto and shall not be assigned or transferred, nor shall any duty hereunder be delegated, by either party, without the prior written consent of the other party, and any attempt to so assign or transfer this Agreement or delegate any duty hereunder without such written consent shall be null and void. This Agreement shall be valid and binding on the parties hereto and their successors and permitted assigns.

(b) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to its subject matter. This Agreement supersedes the 1997 Agreement and all other previous agreements between the parties, if any, with respect to the subject matter of this Agreement, including without limitation those agreements listed in Appendix 3. There are no oral or written collateral representations, agreements, or understandings except as provided herein.

(c) Non-Waiver and Amendments. No waiver, modification, or amendment of any of the terms and conditions hereof shall be valid or binding, unless such waiver, modification, or amendment is in writing and signed by a duly authorized officer of each of the parties hereto.

(d) Effect of Breach. No breach, default or threatened breach or default of this Agreement by S&P shall relieve CME of its obligations under this Agreement with respect to the protection of the property or proprietary nature of any property which is the subject matter of this Agreement.

(e) Notices. All notices and other communications under this Agreement shall be: (1) in writing; (2) delivered by hand, by registered or certified mail, return receipt requested, or by facsimile transmission to the address or facsimile number set forth below or such address or facsimile number as either party shall specify by a written notice to the other; and (3) deemed given upon receipt.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Notice to S&P:

Standard & Poor’s

55 Water Street

New York, New York 10041

Attention:	Ms. Kathleen A. Corbet President
Facsimile No:	(212) 438-5723

With a copy to:

The McGraw-Hill Companies

1221 Avenue of the Americas

New York, NY 10020

Attention:	General Counsel
Facsimile No:	(212) 512-4827

Notice to CME:

Chicago Mercantile Exchange

20 South Wacker Drive

Chicago, IL 60606

Attention:	Craig S. Donohue, CEO
Facsimile No:	(312) 930-3207

With a copy to:

Chicago Mercantile Exchange

20 South Wacker Drive

Chicago, Illinois 60606

Attention:	General Counsel
Facsimile No:	(312) 930-3323

(f) Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York.

(g) Choice of Jurisdiction. Each party agrees that in connection with any legal action or proceeding arising with respect to this Agreement, such action or proceeding shall be brought only in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York in and for the First Judicial Department, and each party agrees to submit to the jurisdiction of those courts and venue in those courts and to waive any claim that either court is an inconvenient forum.

(h) Survival. Section 12, Section 13 and Section 14 shall survive the expiration or termination of this Agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

STANDARD & POOR’S		CHICAGO MERCANTILE EXCHANGE INC.

BY	/s/ KATHLEEN CORBET	BY	/s/ CRAIG S. DONOHUE
Name:	Kathleen Corbet	Name:	Craig S. Donohue
Title:	President	Title:	Chief Executive Officer

Date: October 31, 2005		Date: October 31, 2005

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

APPENDIX 1

The S&P Stock Indices collectively covered by and referred to in this Agreement are the following:

1.	S&P 500 Stock Price Index

2.	S&P 100 Stock Price Index

3.	S&P MidCap 400 Index

4.	S&P SmallCap 600 Index

5.	S&P 500/CITIGROUP Growth Index

6.	S&P 500/CITIGROUP Value Index

7.	S&P Energy Stock Price Index

8.	S&P Financial Stock Price Index

9.	S&P High Technology Stock Price Index

10.	S&P Public Utility Stock Price Index

11.	S&P Consumer Staple Stock Price Index

12.	S&P Transportation Stock Price Index

13.	S&P Euro Index

14.	S&P Euro Plus Index

15.	S&P Euro 350 Index

16.	S&P / TOPIX 150 Index

17.	S&P 500 GICS Sector Indices

18.	S&P Asia 50

Solely for the purposes of CME’s index value dissemination as provided in Appendix 7, CME shall have dissemination rights with respect to the following indices:

1.	S&P Euro 350 Finance Index

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

2.	S&P Euro 350 Information Index

3.	S&P Euro 350 Telecom Index

4.	*****

5.	S&P Global 1200

6.	*****

7.	*****

8.	*****

9.	*****

10.	*****

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

APPENDIX 2

The S&P Marks collectively covered by and referred to in this Agreement are the following:

1.	S&P

2.	Standard & Poor’s

3.	Standard & Poor’s 500

4.	500

5.	S&P 100

6.	Standard & Poor’s 100

7.	S&P MidCap 400 Index

8.	Standard & Poor’s 100

9.	S&P SmallCap 600 Index

10.	Standard & Poor’s

11.	S&P 500/CITIGROUP Growth Index

12.	Standard & Poor’s 500/CITIGROUP Growth Index

13.	S&P 500/CITIGROUP Value Index

14.	Standard & Poor’s 500/CITIGROUP Value Index

15.	S&P Energy Stock Price Index

16.	Standard & Poor’s Energy Stock Price Index

17.	Standard & Poor’s Financial Stock Price Index

18.	S&P High Technology Stock Price Index

19.	Standard & Poor’s High Technology Stock Price Index

20.	S&P Public Utility Stock Price Index

21.	Standard & Poor’s Public Utility Stock Price Index

22.	S&P Consumer Staple Stock Price Index

23.	Standard & Poor’s Consumer Staple Stock Price Index

24.	S&P Transportation Stock Index

25.	Standard & Poor’s Transportation Stock Price Index

26.	S&P Euro Index

27.	S&P Euro Plus Index

28.	S&P / TOPIX 150 Index

29.	S&P 500 GICS Sector Indices

30.	SPDR

31.	Standard & Poor’s Depositary Receipts

32.	S&P Asia 50

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

APPENDIX 3

Prior license agreements and amendments between S&P and CME are the following:

1.	The 1997 Agreement and the “Prior License Agreements” listed in Appendix 3 to the 1997 Agreement that the 1997 Agreement superseded.

2.	S&P Euro index and S&P Euro Plus index amendment dated March 2, 1999

3.	Calculation and disseminations of indices amendment dated April 14, 1999

4.	MEFF sublicense amendment dated July 27, 1999

5.	S&P E-mini MidCap 400 Index amendment dated December 26, 2001

6.	S&P/TOPIX 150 Index amendment dated January 17, 2002

7.	S&P 500 GICS sectors amendment dated April 22, 2002

8.	Market data dissemination letter dated April 22, 2002

9.	S&P Asia 50 Index amendment dated July 8, 2004

10.	Letter Amendment re: S&P contact information dated November 12, 2004.

11.	ETF futures amendment dated February 18, 2005.

12.	CME-S&P Index License Agreement to Amend dated September 20, 2005.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

APPENDIX 4

Limitation of Standard & Poor’s Liability

Rule .	Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), licenses the Exchange to use various S&P stock indices (“S&P Stock Indices”) in connection with the trading of futures contracts and options on futures contracts based upon such indices. S&P shall have no liability for any damages, claims, losses or expenses caused by any errors or delays in calculating or disseminating the S&P Stock Indices.

S&P Disclaimer

Rule .	Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), does not guarantee the accuracy and/or completeness of the S&P Stock Indices or any data included therein. S&P makes no warranty, express or implied, as to the results to be obtained by any person or any entity from the use of the S&P Stock Indices or any data included therein in connection with the trading of futures contracts, options on futures contracts or any other use. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P Stock Indices or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

S&P ETF Contracts Disclaimer

Rule .	Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), does not guarantee the accuracy and/or completeness of the S&P Stock Indices or any data included therein. S&P makes no warranty, express or implied, as to the results to be obtained by any person or any entity from the use of the S&P Index ETFs or any data included therein in connection with the trading of futures contracts, options on futures contracts or any other use. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P Index ETFs or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

APPENDIX 5

Calculation Methodology Example

Initial Conditions:

1/1/00:	S&P 500 contract multiplier of $***** reduced to $***** (i.e. by a factor of *****);
1/1/95-1/1/00:	Average ***** volume of ***** contracts traded;
1/1/00-1/1/01:	License fee of $***** based on actual volume and adjusted rate (i.e. *****).
1/1/01-1/1/02:	License fee of $***** based on actual volume and adjusted rate (i.e. *****).
1/1/02-1/1/03:	License fee of $***** based on actual volume and adjusted rate (i.e. *****).

1.	On January 1, 2000, upon reduction in the S&P 500 contract multiplier, the per-trade license fee paid on the S&P 500 contract is proportionately reduced.

*****

2.	On January 1, 2001, multiply the average ***** volume in the S&P 500 contract for the ***** prior to the reduction in the S&P 500 contract multiplier by the unadjusted license fee in the S&P 500 Contract.

*****

3.	On January 1, 2001, and ***** thereafter, the total license fee paid to S&P by CME in regard to the S&P 500 contract for the ***** is calculated. *****.

4.	CME pays S&P the *****.

*****

*****

*****.

5.	Repeat steps 3 and 4 every ***** for the remainder of the term of the Agreement.

6.	The adjustment made to S&P is capped at a per-trade rate of $*****.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

APPENDIX 6

Calculation Methodology Example

Initial Conditions:

1/1/00	CME launches Competitive Contract
1/1/95-1/1/00:	Average ***** volume of ***** S&P Affected Contracts traded;
1/1/96-1/1/01:	Average ***** volume of ***** S&P Affected Contracts traded;
1/1/00-1/1/01:	***** Volumes:
S&P Affected Contract = *****;
Competitive Contract = *****;
1/1/01-1/1/02:	***** Volumes:
S&P Affected Contract = *****;
Competitive Contract = *****;

1. The average ***** volume for the S&P Affected Contract in the rolling ***** period minus the volume for the S&P Affected Contract in the ***** period immediately following the rolling ***** period (“Volume Shortfall”). If Volume Shortfall is less than 0, then, for the purposes of this calculation, Volume Shortfall shall equal 0.

Year 1 Volume Shortfall = *****;

Year 2 Volume Shortfall = *****.

2. Multiply Volume Shortfall by the average per Contract license fee paid to S&P by CME for the S&P Affected Contract during the ***** preceding the time of calculation (“S&P Revenue Shortfall”).

Year 1 S&P Revenue Shortfall = *****

Year 2 S&P Revenue Shortfall = *****

3. The total Normalized Volume is calculated by the following five (5) steps:

*****

(a) The Normalization Factor is calculated:

*****

*****

(b) Normalized Volume is calculated:

Year 1: *****

Year 2: *****

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(c) Repeat steps (a) and (b) for each Competitive Contract as it relates to the S&P Affected Contract.

(d) Sum the Normalized Volumes for all Competitive Contracts as they relate to the S&P Affected Contract.

Year 1: *****

Year 2: *****

(e) Multiply the sum from step (d) by the per-trade license fee paid for the S&P Affected Contract at the time this calculation is being performed. (“Total Normalized Revenue”).

Year 1: *****

Year 2: *****

The payment to S&P for the ***** period in question is the *****.

Year 1: *****

Year 2: *****

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

APPENDIX 7

1. S&P Stock Index Fees. Third party communications vendors that are not existing S&P Vendors (as defined below) and that wish to obtain from CME the right to display the S&P Stock Indices via a publicly available Internet website or a private network or intranet website (“Communications Vendors”) shall be required to pay the following fees (“Stock Index Fees”).

(a) Any Communications Vendor that wishes to display the S&P Stock Indices on a website that provides access to the S&P Stock Indices only to certain authorized users (i.e., users whose access to the website is conditioned on use of an assigned password, user identification number or similar identifying information) will be required to pay monthly Stock Index Fees, based on the number of authorized users permitted to access the S&P Stock Indices during that month and whether the Communications Vendor distributes real-time S&P Stock Indices or delayed (i.e., non-real-time) S&P Stock Indices. CME shall invoice these Communications Vendors on a quarterly basis.

Real-Time S&P Stock Indices	Monthly Stock Index Fee

*****	*****

*****	*****

*****	*****

Delayed S&P Stock Indices

*****	*****

*****	*****

*****	*****
Real-Time and Delayed S&P Stock Indices	*****

(b) Any Communications Vendor that wishes to display the S&P Stock Indices on a publicly available website (i.e., where use of the website is not conditioned on use of an assigned password, user identification or similar identifying information), will be required to pay the following annual Stock Index Fees, which vary based on (i) the number of uniform resource locators (“URLs”) on which the S&P Stock Indices will be displayed, (ii) whether the Communications Vendor receives the S&P Stock Indices directly from CME (“CME Data Vendor”) or via a CME Data Vendor (“Third Party Data Vendor”), and (iii) whether the Communications Vendor distributes real-time S&P Stock Indices or delayed S&P Stock Indices. These fees include the right to display up to, but not more than, four S&P Stock Indices per URL. Any Communications Vendor that wishes to display more than four S&P Stock Indices on a URL will be required to pay an additional fee determined by S&P after reasonable consultation with CME in accordance with Section 6 below. CME will invoice these Communications Vendors on an annual basis.

	Real-Time Distributor	Delayed Distributor
CME Data Vendor	*****	*****
Third Party Data Vendor	*****	*****

2. Separate S&P Stock Index Distribution. Any Communications Vendor that wishes to display only the S&P Stock Indices, and not any other CME-distributed data, will be

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

required to pay $***** per year in addition to any applicable Stock Index Fees under Section 1(a) or 1(b) of this Appendix 7. If such Communications Vendor subsequently subscribes to other CME-distributed data, CME will issue a credit to that Communications Vendor equal to a pro-rated portion of the $*****, based on the number of months remaining in the year for which the $***** fee was paid. This credit will be applied against applicable CME data fees.

3. Revenue Sharing. Except as set forth below, the parties agree that they will share the Stock Index Fees collected by CME from Communications Vendors, such that ***** of the collected Stock Index Fees will be remitted by CME to S&P (“S&P Share”) and ***** will be retained by CME (“CME Share”). Within 60 days following the end of each three-month period following the April 22, 2002 (a “Quarter”), CME will determine the total collected Stock Index Fees during that Quarter and will remit to S&P the S&P Share. If at the end of the first twelve-month period following April 22, 2002 or any anniversary thereof, the dollar value of the total S&P Share for that twelve-month period is less than ***** (the “Minimum Annual S&P Share”), CME shall pay to S&P an amount equal to the difference between the dollar value of the total S&P Share for that twelve-month period and the Minimum Annual S&P Share.

4. Existing S&P Vendors. The parties acknowledge that prior to and subsequent to April 22, 2002, S&P has entered, and/or may enter, into agreements directly with various third party communications vendors in connection with their display of some or all of the S&P Stock Indices (“S&P Vendors”). CME shall not have the right to receive any portion of the fees S&P collects directly from the S&P Vendors for as long as S&P maintains its own contractual relationship with them in connection with the S&P Stock Indices.

5. Additional CME Responsibilities.

(a) CME will require Communications Vendors to sign a contract in a form substantially similar to one of the Vendor Agreements used by CME on or about April 22, 2002.

(b) CME will submit to S&P on a quarterly basis a report indicating the Communications Vendors to which CME has disseminated the S&P Stock Indices, the corresponding number of Internet websites on which the S&P Stock Indices are being displayed or, if applicable, the number of authorized users permitted to access the S&P Stock Indices, and payment and account balance information.

(c) CME shall employ commercially reasonable efforts to collect from Communications Vendors the Stock Index Fees that are specified in each invoice.

6. Additional S&P Responsibilities. S&P may modify the Stock Index Fees at any time by providing to CME at least 90 days’ prior written notice. S&P agrees that it will consult with CME prior to decreasing the Stock Index Fees; provided, however, that (i) in no event during the term of this Agreement may the Stock Index Fees charged by S&P to any Communications Vendor or S&P Vendor be less than the Stock Index Fees payable by Communications Vendors that receive the S&P Stock Indices through CME and (ii) if in the future S&P enters into an agreement with a third party redistributor that provides for S&P to receive a lower percentage of the Stock Index Fees than is set forth under Section 3 of this Agreement, S&P shall immediately so notify CME in writing and the percentage of Stock Index Fees payable by CME to S&P hereunder shall immediately be reduced to equal such lower percentage.